Exhibit 99.2

Standard BioTools Completes Merger with SomaLogic, Creating a Diversified and Scaled

Leader in Life Sciences Tools

Establishes Leading Platform of Complementary Multi-omic Technologies with Enhanced Scale and Commercial Reach; Strengthened Balance Sheet to Self-Fund Future Growth Initiatives

SOUTH SAN FRANCISCO, Calif., January 5, 2024 -- Standard BioTools Inc. (Nasdaq: LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health, today announced that it has completed its merger with SomaLogic, creating a leading provider of differentiated multi-omics tools for research.

Each SomaLogic stockholder will receive 1.11 shares of Standard BioTools common stock for each share of SomaLogic common stock owned. SomaLogic common stock and public warrants have ceased trading and will no longer be listed on the NASDAQ Global Select Market.

“This is an exciting day as we officially bring together the innovative multi-omic technologies and incredible talent of Standard BioTools and SomaLogic to create one company that is a diversified leader in life sciences tools,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “We are moving forward with a significantly expanded and diversified platform, greater financial flexibility and an accelerated path to profitability. As a larger well-capitalized company, we have greater capacity to self-fund future growth initiatives and accelerate research insights across the industry, better serving our customers and delivering sustainable long-term growth for our shareholders. We are focused on ensuring a smooth transition and achieving our stated commitments.”

The combined company is poised to realize significant benefits as a multi-omic technology leader, targeting large, high growth markets with a diverse portfolio of life sciences tools that power industry-leading throughput and data quality. The combined company is moving forward focused on:

•	Expanding its commercial reach and maximizing cross-selling opportunities through complementary offerings and end markets.
•	Expediting scale to create an accelerated path to profitability with an estimated $80 million in annual cost synergies to be realized by 2026[1].
•	Self-funding future growth initiatives through its formidable capital structure comprising over $500 million in cash and cash equivalents.
•	Delivering additional meaningful value creation opportunities through a proven model that couples deep large-enterprise life sciences expertise and operating discipline.

Board and Leadership Team Appointments

As previously announced, in connection with the closing of the merger, Michael Egholm, Jeff Black and Alex Kim will continue to serve as Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Standard BioTools, respectively. Adam Taich, SomaLogic’s Interim Chief Executive Officer, has been appointed as Chief Strategy Officer of Standard BioTools and Shane Bowen, SomaLogic’s Chief Research and Development Officer, has been appointed as Chief Technology Officer of Standard BioTools.

1 Compared to annualized run-rate based on 1H 2023 results. Total cost synergies exclude non-cash, restructuring-related, transaction-related and other non-recurring costs for both Standard BioTools and SomaLogic.

Tom Carey, Troy Cox and Kathy Hibbs have joined the Standard BioTools Board of Directors and Mr. Carey has been appointed as Chairman of the Board. Carlos Paya, Laura Clague and Martin Madaus – who served on the Standard BioTools Board until the closing of the merger – have resigned from the Standard BioTools Board.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Hyperion, Hyperion XTi, XTi, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, guidance, including related to revenues, margin, and operating expenses, and statements regarding future financial performance and expectations, operational and strategic plans, deployment of capital, our cash runway and sufficiency of cash resources, potential M&A activity, market and growth opportunity and potential, and the potential to realize the benefits following the merger. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, the outcome of any legal proceedings related to the merger; risks that the anticipated benefits of the merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; risks that we may not realize expected cost savings from our restructuring, including the anticipated decrease in operational expenses, at the levels we expect; possible restructuring and transition-related disruption, including through the loss of customers, suppliers, and employees and adverse impacts on our development activities and results of operation; restructuring activities, including our subleasing plans, customer and employee relations, management distraction, and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause us to use cash more quickly than we expect or change or curtail some of our plans, or both; risks that our expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; changes in Standard BioTools’ business or external market conditions; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to Standard BioTools’ research and development activities, and distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 7, 2023, on its most recent annual report on Form 10-K filed with the SEC on March 14, 2023 and in Standard BioTools’ other filings with the SEC, as well as the “Risk Factors” section of SomaLogic’s most recent quarterly report on Form 10-Q filed with the SEC on November 8, 2023, on its most recent annual report on Form 10-K filed with the SEC on March 28, 2023 and in SomaLogic’s other filings with the SEC. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

Contacts

Investors

Peter DeNardo

CapComm Partners

ir@standardbio.com

Media

Nick Lamplough / Dan Moore / Tali Epstein

Collected Strategies

LAB-CS@collectedstrategies.com